STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 19th day of January, 2004, by and among Comet Technologies, Inc., a Nevada corporation ("Comet"); Town House Land Limited, a company organized in the Hong Kong Special Administrative Region in The People's Republic of China ("Town House"); and the persons listed on Schedule 1(a) to this Agreement, being all of the equity registered capital of Town House ( the "Shareholders"), upon the following premises:

                             PREMISES

     A. Comet is a non-operating public company which has been in existence since 1986.

     B. The Shareholders of Town House own all of the issued and outstanding shares of Town House (the "Town House Stock") which in turn owns the entire registered capital of Wuhan Pacific Industry Development Company Limited ("Wuhan"), a wholly-owned foreign enterprise organized in Hubei Province in The People's Republic of China.

     C. The Shareholders of Town House have agreed to sell to Comet and Comet has agreed to purchase the Town House Stock from the Shareholders in exchange for shares representing ninety four percent (94%) of the total outstanding common shares of Comet after the stock exchange, pursuant to the terms and conditions set forth in this Agreement.

     D. Town House together with its wholly-owned foreign subsidiary, Wuhan, will become a wholly-owned subsidiary of Comet after the Closing of the Exchange.

                            AGREEMENT

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                            ARTICLE I
                         PLAN OF EXCHANGE

     1.1 The Exchange. At the Closing (as defined in Section 1.3 below), each of the Shareholders of Town House hereby agree to assign, transfer, and deliver to Comet, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the certificates evidencing the Town House Stock duly endorsed for transfer to Comet or accompanied by stock powers executed in blank by the Shareholders, and Comet agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of Comet common stock, in the amount of 13,800,667 post-split shares (subject to adjustment for fractionalized shares as set forth below) of its common voting stock, par value $0.001 (the "Comet Stock") to be issued to the Shareholders of Town House and their designees as listed on Schedule 1(b) following a one-for-three (1-for-3) reverse stock split of the presently issued and outstanding common stock of Comet, in full satisfaction of any right or interest which each Shareholder held in the Town House Stock. The Comet Stock will be issued to the Shareholders of Town House and their designees with a restrictive Regulation S legend as set forth on
Schedule 1(a) and Schedule 1(b) attached hereto. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange of the Town House Stock in exchange for the Comet Stock, Town House will become a wholly-owned subsidiary of Comet and the Shareholders of Town House and their designees will own ninety four percent of the issued and outstanding common stock of Comet.

     1.2 Anti-Dilution. For all relevant purposes of this Agreement, the 13,800,667 post-split shares of Comet Stock to be issued and delivered pursuant to this Agreement to the Shareholders of Town House, take into account the 1-for-3 reverse split provided for in Section 1.1 and no further change or adjustment shall be made in connection therewith. The number of shares of Comet Stock and all shares of stock covered by existing Town House options shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Comet common stock, par value $0.001, which may occur between the date of the execution of this Agreement and the date of delivery of such shares.

     1.3 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the five-day period commencing with the last to occur of the following: the Comet shareholders' meeting pursuant to Section 5.1; provided however, that the Closing shall in no event be after February 28, 2004, unless extended in writing by the parties.

     1.4 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby if agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

                            ARTICLE II
     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TOWN HOUSE

     As an inducement to, and to obtain the reliance of, Comet, Town House represents and warrants as follows:

     2.1 Organization. Town House is a duly organized, validly existing, and in good standing under the laws of the Hong Kong Special Administrative Region in The People's Republic of China ("PRC"). Town House has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Town House's and its wholly-owned subsidiary's organizational documents. Town House has taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. Town House has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

     2.2 Capitalization. The authorized capitalization of Town House consists of 500,000 shares of ordinary stock, par value HK$1, of which 500 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. Town House has not granted any options.

     2.3 Subsidiaries and Predecessor Corporations. Town House owns all of the registered capital wholly-owned subsidiary, Wuhan, and does not own, beneficially or of record, any shares of any other corporation.

     (a) On or before January 31, 2004, Town House will provide to Comet its consolidated audited balance sheets of at December 31, 2002 and 2001, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001, together with notes to such statements and the opinion of Henny Wee & Co., independent certified public accountants, with respect thereto, and its unaudited consolidated balance sheet as of September 30, 2003 date (the "most recent Town House balance sheet"), consolidated statement of operations, condensed consolidated stockholders' equity, and consolidate cash flow for the nine (9) months ended September 30, 2003, together with the notes thereto. All of these consolidated financial statements will be included in the Town House Schedules.

     (b) All such consolidated financial statements will have been prepared in accordance with generally accepted accounting principles in Hong Kong. The Town House balance sheets present fairly as of their date the consolidated financial condition of Town House. Town House and its wholly-owned subsidiary, Wuhan, will not have, as of the date of such consolidated balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the consolidated balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles in Hong Kong, and all assets reflected therein will be properly reported and present fairly the value of the assets of Town House and its wholly-owned subsidiary, Wuhan, in accordance with such generally accepted accounting principles. The consolidated statements of income, condensed consolidated stockholders' equity, and consolidated cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles in Hong Kong.

     (c) Town House and its wholly-owned subsidiary, Wuhan, have filed all local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid. Town House and its wholly-owned subsidiary, Wuhan, have filed all national, province, and local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid. None of such income tax returns have been examined or audited in the PRC.

     (d) Town House and its wholly-owned subsidiary, Wuhan, do not owe any unpaid national, province, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Town House and its wholly-owned subsidiary, Wuhan, may be liable in their own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, Town House and its wholly-owned subsidiary, Wuhan, do not owe any accrued and unpaid taxes to the date of this Agreement.

     (e) The books and records, financial and otherwise, of Town House and its subsidiary, Wuhan, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) Town House and its wholly-owned subsidiary, Wuhan, have good and marketable title to their assets and, except as set forth in the Town House Schedules or the consolidated financial statements of Town House or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

     2.4 Information. The information concerning Town House set forth in this Agreement and in the Town House Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     2.5 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Town House common stock, except options, warrants, calls or commitments, if any, to which Town House is not a party and by which it is not bound.

     2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Town House Schedules, as of the most recent Town House consolidated balance sheet, when received:

     (a) except in the normal course of business, there will not be (i) any material adverse change in the business, operations, properties, assets, or condition of Town House and its wholly-owned subsidiary, Wuhan; or (ii) any damage, destruction, or loss to Town House and its wholly-owned subsidiary, Wuhan (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Town House and its wholly-owned subsidiary, Wuhan;

     (b)     Town House and its wholly-owned subsidiary, Wuhan, will not have
(i) amended their organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Town House and its wholly-owned subsidiary, Wuhan; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction which is not in the ordinary course of business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

     (c)     Town House and its wholly-owned subsidiary, Wuhan, will not have
(i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by Town House; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Town House consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $10,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Town House and its wholly-owned subsidiary, Wuhan; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

     2.7 Title and Related Matters. Town House and its wholly-owned subsidiary, Wuhan, have good and marketable title to all of their properties, inventory, interests in properties, and assets, real and personal, which will be reflected in the most recent Town House consolidated balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except

     (a) as such assets may be affected by laws of the Hong Kong Special Administrative Region and The People's Republic of China;

     (b)   statutory liens or claims not yet delinquent;

     (c) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

     (d) except as set forth in the Town House Schedules, Town House and its wholly-owned subsidiary, Wuhan, own, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all properties it is currently constructing and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Town House and its wholly-owned subsidiary's business. Except as set forth in the Town House Schedules, no third party has any right to, and Town House and its wholly-owned subsidiary, Wuhan, have not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of Town House and its wholly-owned subsidiary, Wuhan, or any material portion of its properties, assets, or rights.

     2.8 Litigation and Proceedings. Except as set forth in the Town House Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Town House after reasonable investigation, threatened by or against Town House and its wholly-owned subsidiary, Wuhan, or affecting Town House and its wholly-owned subsidiary, Wuhan, or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Town House does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     2.9  Contracts.

     (a) Town House has provided, or will provide Comet on reasonable request, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which Town House and its wholly-owned subsidiary, Wuhan, are parties or by which they or any of their assets, products, technology, or properties are bound;

     (b) All contracts, agreements, franchises, license agreements, and other commitments to which Town House and its wholly-owned subsidiary, Wuhan, are parties or by which their properties are bound and which are material to the operations of Town House and its wholly-owned subsidiary, Wuhan, taken as a whole are valid and enforceable by Town House and its wholly-owned subsidiary, Wuhan, in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

     (c) Except as described in the Town House Schedules, Town House and its wholly-owned subsidiary, Wuhan, are not parties to or bound by, and the properties of Town House and its wholly-owned subsidiary, Wuhan, are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Town House or its wholly-owned subsidiary, Wuhan, can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Town House and its wholly-owned subsidiary, Wuhan.

     2.10 Material Contract Defaults. Town House and its wholly-owned subsidiary, Wuhan, are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Town House and its wholly-owned subsidiary, Wuhan, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Town House and its wholly-owned subsidiary, Wuhan, have not taken adequate steps to prevent such a default from occurring.

     2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Town House and its wholly-owned subsidiary, Wuhan, are parties or to which any of their properties or operations are subject.

     2.12 Compliance With Laws and Regulations. Town House and its wholly-owned subsidiary, Wuhan, have complied with all applicable statutes and regulations of any national, province, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Town House and its wholly-owned subsidiary, Wuhan, or except to the extent that noncompliance would not result in the incurrence of any material liability for Town House or its wholly-owned subsidiary, Wuhan.

     2.13 Approval of Agreement. The board of directors of Town House has authorized the execution and delivery of this Agreement by Town House, has or will have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the Shareholders of Town House for their approval with the recommendation that the reorganization be accepted.

     2.14 Material Transactions or Affiliations. Set forth in the Town House Schedules is a description of every material contract, agreement, or arrangement between Town House and its wholly-owned subsidiary, Wuhan, and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by town House to own beneficially, 10% or more of the issued and outstanding common stock of Town House and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Town House and its wholly-owned subsidiary, Wuhan, than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the Town House Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of Town House has, or has had since inception of Town House, any material interest, direct or indirect, in any material transaction with Town House or its wholly-owned subsidiary, Wuhan. There are no commitments by Town House and its wholly-owned subsidiary, Wuhan, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     2.15 Town House Schedules. Town House has delivered to Comet or will deliver, as soon as practicable, the following schedules, which are collectively referred to as the "Town House Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Town House as complete, true, and correct:

     (a) a schedule containing complete and correct copies of the organizational documents, as amended, of Town House and its wholly-owned subsidiary, Wuhan, in effect as of the date of this Agreement;

     (b) a schedule containing the consolidated financial statements of Town House and its wholly-owned subsidiary, Wuhan, identified in paragraph 2.3(a);

     (c) a schedule requested by Comet, containing true and correct copies of all material contracts, agreements, or other instruments to which Town House and its wholly-owned subsidiary, Wuhan, are parties or by which they or their properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.9;

     (d) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Town House or its wholly-owned subsidiary, Wuhan, since the date of the most recent Town House consolidated balance sheet, required to be provided pursuant to section 2.6 hereof; and

     (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Town House Schedules by sections 2.1 through 2.15. Town House shall cause the Town House Schedules and the instruments and data delivered to Comet hereunder to be updated after the date hereof up to and including the Closing Date.
                           ARTICLE III
          REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
                           SHAREHOLDERS

     As an inducement to, and to obtain reliance of Comet, the Shareholders of Town House represent and warrant as follows:

     3.1 Ownership of Town House Shares. Each Town House Shareholder hereby represents and warrants with respect to the legal and beneficial owner of the percentage of Town House registered capital set forth on Schedule 1(a) of this Agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such Shareholder has full right, power, and authority to transfer, assign, convey, and deliver their Town House shares; and delivery of such registered capital at the closing will convey to Comet good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

     3.2 Knowledge of Representations. To their best knowledge and belief, the representations of Town House in Article II, above, are true, accurate and complete.

                            ARTICLE IV
       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF COMET

     As an inducement to, and to obtain the reliance of Town House and the Shareholders, Comet represents and warrants as follows:

     4.1 Organization. Comet is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Comet Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Comet, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Comet's articles of incorporation or bylaws. Comet has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Comet has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     4.2 Capitalization. Comet's authorized capitalization consists of 20,000,000 shares of common stock, par value $0.001, of which 3,598,000 shares are issued and outstanding; and consists of 5,000,000 shares of preferred stock, par value $.001, of which no shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     4.3 Subsidiaries. Comet does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     4.4  Financial Statements.

     (a) Included in the Comet Schedules are the audited balance sheets of Comet as of December 31, 2002 and 2001, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended December 31, 2002 together with the notes to such statements and the opinion of HJ & Associates, LLC, independent certified public accountants, with respect thereto; the unaudited balance sheet of Comet as of September 30, 2003, and the related unaudited statements of operations, stockholders' equity, and cash flow for the nine-month period ended September 30, 2003, together with the notes to such statements.

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The Comet balance sheets present fairly as of their respective dates the financial condition of Comet. Comet did not have as of the date of any such Comet balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Comet, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) Comet has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

     (d) Comet has filed all federal, state, or local income tax returns required to be filed by it from inception to the date hereof. Included in the Comet Schedules are true and correct copies of the federal income tax returns of Comet filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (e) The books and records, financial and otherwise, of Comet are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) Comet has good and marketable title to its assets and, except as set forth in the Comet Schedules or the Financial Statements of Comet or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

     4.5 Information. The information concerning Comet set forth in this Agreement and the Comet Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the
circumstances under which they were made, not misleading.   All outstanding
stock options of Comet will be terminated and cancelled as of the Closing date.

     4.6 Options or Warrants. Except as set forth in Schedule 2, there are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of Comet, except options, warrants, calls, or commitments, if any, to which Comet is not a party and by which it is not bound. All outstanding stock options and warrants, if any, will be terminated and cancelled as of the Closing Date.

     4.7 Absence of Certain Changes or Events. Except as described herein or in the Comet Schedules, since the date of the most recent Comet balance sheet:

     (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Comet (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Comet;

     (b)   Comet has not (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Comet; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

     (c) Comet has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Comet balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Comet; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

     (d) to the best knowledge of Comet, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Comet.

     4.8 Title and Related Matters. Comet has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Comet balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except

     (a)   statutory liens or claims not yet delinquent;

     (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

     (c)   as described in the Comet Schedules.

     4.9 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Comet, threatened by or against or affecting Comet, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Comet does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.10 Contracts. Comet is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

     4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Comet is a party or to which it or any of its assets or operations are subject.

     4.12 Governmental Authorizations. Comet has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Comet of this Agreement and the consummation by Comet of the transactions contemplated hereby.

     4.13 Compliance With Laws and Regulations. To the best of its knowledge, Comet has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Comet or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with the U.S. Securities and Exchange Commission and state securities authorities.

     4.14 Insurance. Comet owns no insurable properties and carries no casualty or liability insurance.

     4.15 Approval of Agreement. The board of directors of Comet has authorized the execution and delivery of this Agreement by Comet and has approved this Agreement and the transactions contemplated hereby.

     4.16 Continuity of Business Enterprises. Comet has no commitment or present intention to liquidate Comet or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

     4.17 Material Transactions of Affiliations. Except as disclosed herein and in the Comet Schedules, there exists no material contract, agreement, or arrangement between Comet and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Comet to own beneficially, 10% or more of the issued and outstanding common stock of Comet and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholder of Comet has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Comet which was material to the business of Comet. Comet has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

     4.18 Employment Matters. Comet has no employees other than its executive officers.

     4.19 Comet Schedules. Comet has delivered to Town House, or will deliver as soon as practicable at Town House's request, the following schedules, which are collectively referred to as the "Comet Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

     (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Comet as in effect as of the date of this Agreement;

     (b) a schedule containing any filings with the U.S. Securities and Exchange Commission (the "SEC"), not available on EDGAR;

     (c) a schedule containing a copy of the federal income tax returns of Comet identified in paragraph 4.4(d);

     (d) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Comet since the date of the most recent Comet balance sheet, required to be provided pursuant to section 4.7 hereof; and

     (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Comet Schedules by sections 4.1 through 4.19. Comet shall cause the Comet Schedules and the instruments and data delivered to Town House hereunder to be updated after the date hereof up to and including the Closing Date.

                            ARTICLE V
                        SPECIAL COVENANTS

     5.1 Stockholders' Meeting of Comet. As soon as practicable following the execution of this Agreement, and prior to the Closing, Comet shall call a special meeting, or obtain a consent, of its shareholders, in accordance with Nevada State laws and the proxy rules of the Securities Exchange Act of 1934, to approve the following proposals:

     (a) the election of Mr. Fang Zhong, Ms. Hu Min, Ms. Fang Hui, Mr. Luo Yun Fang, and Mr. Fang Wei Jun as directors of Comet;

     (b) a 1-for-3 reverse split or consolidation of the outstanding common stock of Comet;

     (c) the amendment to the articles of incorporation of Comet to change its name to "Wuhan Development Corporation," or such other name to be determined by Town House (the "New Name"), and to increase the authorized number of shares of Comet from 20,000,000 to 50,000,000 shares;

     (d) the approval of the "2004 Stock Option, SAR and Stock Bonus Plan" of Comet covering 1,000,000 shares of common stock, attached as Schedule 3 hereto;

     (e) approve the appointment of Murrell, Hall, McIntosh & Co., PLLP as the independent auditors of Comet for its fiscal year ended December 31, 2004;

     (f) to take such other actions as the directors may determine are necessary or appropriate, including (if necessary) the approval of this Agreement and the transactions contemplated herein.

     5.2 Consulting Agreement. At Closing, Comet will enter into a Consulting Agreement with Belair Consulting, LC, an affiliate of Jack Gertino, Secretary, and Richard Stuart, President of Comet, in a form acceptable to the parties.

     5.3 Access to Properties and Records. Comet and Town House will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of Comet or Town House and its wholly-owned subsidiary, Wuhan, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Comet or Town House and its wholly-owned subsidiary, Wuhan, as the case may be, as the other shall from time to time reasonably request.

     5.4 Delivery of Books and Records. At the Closing, Comet shall deliver to Stephen A. Zrenda, Jr., Esq., legal counsel of Town House, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Comet now in the possession or control of Comet or its representatives and agents.

     5.5 Special Covenants and Representations Regarding the Comet Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Comet Stock to the Shareholders of Town House as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933 and any applicable state statutes. Such transactions shall be consummated in reliance on Regulation S and other exemptions from the registration requirements of such statutes, which depend, inter alias, upon the circumstances under which the Town House Shareholders acquire such securities. In connection with reliance upon exemptions from the registration requirements for such transactions, at the Closing, Town House shall cause to be delivered, and the Shareholders shall deliver to Comet, letters of representation in the form attached hereto as Schedule 4.

     5.6 Audited Financial Statements. As soon as reasonably practicable, Town House will prepare and complete audited financial statements for the fiscal year ended December 31, 2003, including an audited balance sheet as of December 31, 2003; and audited statements of operations, stockholders equity, and cash flows for the year ended December 31, 2003 (" 2003 Financial Statements"). The 2003 Financial Statements will be prepared in accordance with generally accredited accounting principles consistently applied and Regulation S-X. The statement of operations included in the 2003 Financial Statements will reflect net income, after taxes, of at least $2,600,000.

     5.7 NASDAQ Listing. As soon as reasonably practicable following the closing, the consolidated company and its new management will undertake their best efforts to prepare and file such documentation as required to obtain a NASDAQ listing for the consolidated company; provided, however, that such efforts will not be required until such time as the consolidated company satisfies the eligibility requirements of NASDAQ.

     5.8 Third Party Consents and Certificates. Comet and Town House agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     5.9  Actions Prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Comet or Town House Schedules or as permitted or contemplated by this Agreement, Comet and Town House and its wholly-owned subsidiary, Wuhan, respectively, will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither Comet nor Town House and its wholly-owned subsidiary, Wuhan will: (i) make any change in their organizational documents, articles of incorporation or bylaws; (ii) take any action described in section 2.7 in the case of Town House and its wholly-owned subsidiary, Wuhan, or in section 3.7, in the case of Comet (all except as permitted therein or as disclosed in the applicable party's schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

     5.10  Sales Under Rules 144 or 145, If Applicable.

     (a) Comet will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder.

     (b) Upon being informed in writing by any person holding restricted stock of Comet as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Comet will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

     (c) If any certificate representing any such restricted stock is presented to Comet's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Comet and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, Comet will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this
Section 5.9 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     5.11  Indemnification.

     (a) Town House and the Shareholders hereby agree to indemnify Comet and each of the officers, agents and directors of Comet as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     (b) Comet hereby agrees to indemnify Town House and each of the officers, agents and directors of Town House as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                            ARTICLE VI
           CONDITIONS PRECEDENT TO OBLIGATIONS OF COMET

     The obligations of Comet under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by Town House and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Town House and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Town House and the Shareholders prior to or at the Closing. Comet shall be furnished with a certificate, signed by a duly authorized officer of Town House and dated the Closing Date, to the foregoing effect.

     6.2 Officer's Certificates. Comet shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Town House to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Town House threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Town House Schedules, by or against Town House which might result in any material adverse change in any of the assets, properties, business, or operations of Town House and its wholly-owned subsidiary, Wuhan.

     6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Town House and its wholly-owned subsidiary, Wuhan, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Town House and its wholly-owned subsidiary, Wuhan.

     6.4 Officer and Director Questionnaires. Comet shall have received officer and director questionnaires completed and signed by each executive officer and director of Town House in form and substance reasonably satisfactory to Comet and its counsel which shall contain information for use by Comet in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.

     6.5  Other Items.

     (a) Comet shall have received a shareholders list of Town House containing the name, address, and number of shares held by each Town House Shareholder as of the date of Closing certified by an executive officer of Town House as being true, complete, and accurate.

     (b) Comet shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Comet may reasonably request.

                           ARTICLE VII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF
                 TOWN HOUSE AND THE SHAREHOLDERS

     The obligations of Town House and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by Comet in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Comet shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Comet prior to or at the Closing. Town House shall have been furnished with a certificate, signed by a duly authorized executive officer of Comet and dated the Closing Date, to the foregoing effect.

     7.2 Stockholder Approval. The stockholders of Comet shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 5.1.

     7.3 Officer's Certificate. Town House shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Comet to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Comet threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     7.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Comet nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Comet.

     7.5 Good Standing. Comet shall have received a certificate of good standing from the Secretary of State of the state of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Comet is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     7.6  Other Items.

     (a) Town House shall have received a shareholders' list of Comet from its transfer agent, current at least ten (10) days prior to Closing, containing the name, address and number of shares held by each such Comet Shareholder certified by an executive officer of Comet as being true, complete and accurate.

     (b) Town House shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Town House may reasonably request.


                           ARTICLE VIII
                           TERMINATION

     8.1  Termination.

     (a) This Agreement may be terminated by the board of directors of either Comet or Town House at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or (iii) there shall have been any change after the date of the latest balance sheets of Comet and Town House, respectively, in the assets, properties, business, or financial condition of Comet and Town House, which could have a materially adverse affect on the value of the business of Comet and Town House respectively, except any changes disclosed in the Comet and Town House Schedules, as the case may be, dated as of the date of execution of this Agreement. In the event of termination pursuant to this paragraph (a) of section 8.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Comet if Town House shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Town House contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Town House shall bear its own costs as well as the costs incurred by Comet in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

     (c) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Town House if Comet shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Comet contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Comet shall bear its own costs as well as the costs of Town House incurred in connection with the negotiation, preparation, and execution of this Agreement.

                            ARTICLE IX
                          MISCELLANEOUS

     9.1 Brokers. Comet and Town House agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Comet and Town House each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     9.2 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Salt Lake City, Utah. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

     9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

     If to Comet, to:        Comet Technologies, Inc.
                             10 West 100 South, Suite 610
                             Salt Lake City, UT 84101
                             Attention: Jack M. Gertino, President
                             Telephone: (801) 532-7851
                             Facsimile: (801) 355-0289

     With copies to:         James C. Lewis, Esq.
                             10 West 100 South, Suite 615
                             Salt Lake City, UT 84101
                             Telephone: (801) 994-3846
                             Facsimile: (801) 355-0289

     If to Town House, to:   Town House Land Limited
                             c/o American Eastern Securities, Inc.
                             865 South Figueroa Street, Suite 3340
                             Los Angeles, CA 90017
                             Telephone: (213) 488-5131
                             Facsimile: (213) 488-5126

     With copies to:         Stephen A. Zrenda, Jr., Esq.
                             Stephen A. Zrenda, Jr., P.C.
                             2440 Bank One Center
                             100 N. Broadway
                             Oklahoma City, OK 73102
                             Telephone: (405) 235-2111
                             Facsimile: (405) 235-2157

     If to the Shareholders
     of Town House, to:      c/o Charles Hung
                             American Eastern Securities, Inc.
                             865 South Figueroa Street, Suite 3340
                             Los Angeles, CA 90017
                             Telephone: (213) 488-5131
                             Facsimile: (213) 488-5126

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     9.4 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     9.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, and representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, or such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     9.6 Expenses of Stock Exchange. Comet and Town House agree that they will each bear their own costs and expenses in negotiating and closing the transactions contemplated by this Agreement, including but not limited to, attorneys' fees, accounting fees, due diligence expenses, travel, printing, copying, mail, telephone and other related expenses.

     9.7 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.
     9.8 Third Party Beneficiaries. This contract is solely between Comet and Town House, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     9.9 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     9.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     9.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     9.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.



                                     COMET TECHNOLOGIES, INC.


                                     By:  /s/ Richard B. Stuart
ATTEST:                                 -------------------------------------
                                        Richard B. Stuart, President

By:   /s/ Jack M. Gertino
     -----------------------------
     Jack M. Gertino, Secretary

                                      TOWN HOUSE LAND LIMITED

                                     By: /s/ Fang Zhong
                                         -------------------------------------
                                         Fang Zhong, President


TOWN HOUSE SHAREHOLDERS:                 /s/ Fang Zhong
                                         -------------------------------------
                                         Fang Zhong

                                         /s/ Hu Min
                                         -------------------------------------
                                         Hu Min

                                         /s/ Fang Hui
                                         -------------------------------------
                                         Fang Hui

                                         /s/ Fang Wei Jun
                                         -------------------------------------
                                         Fang Wei

                                         /s/ Luo Yun Fang
                                         -------------------------------------
                                         Luo Yun Fang

                                         /s/ Fang Wei Feng
                                         -------------------------------------
                                         Fang Wei Feng